Exhibit 23.1


                          CONSENT OF ERNST & YOUNG LLP


We consent to the incorporation by reference in the Registration Statement (Form S-8) of FemRx, Inc. for the registration of 800,000 shares of its common stock pertaining to the 1995 Stock Option Plan, as amended, of our report dated January 10, 1997, with respect to the financial statements of FemRx, Inc.
included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission.

                                                              Ernst & Young LLP

Palo Alto, California
August 11, 1997


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